Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form S-1 of Pioneer Green Farms, Inc. (the “Company”) of our report dated November 16, 2021, relating to our audit of the consolidated financial statements of the Company for the years ended December 31, 2020 and 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit and Compliance, PA

Tampa, FL

February 7, 2022